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                                                                   Exhibit 10.42


                             COMPANY POLICY                   number 0001

                                                        eff. date 30 Sept. 2003
[CPI LOGO]             LEGAL AND ETHICAL CONDUCT        replaces  12 April 1999
                                                             page 1 of 10


PURPOSE

At CPI, the Chief Executive Officer and senior executives are responsible for setting standards of business ethics and overseeing compliance with these standards. It is the individual responsibility of each employee, consultant and agent of CPI and its subsidiaries to comply with these standards. This Code is not the exclusive source of guidance and information about CPI's expectations, but it serves as the basis for other company policies and guidelines as defined in the Company Policy Manual.

APPLICATION AND COMPLIANCE

CPI's Code of Legal and Ethical Conduct is applicable to all employees, consultants and agents of CPI and its subsidiaries. The terms "CPI" and the "Company" include CPI and each of its functions, Divisions, operations, and/or subsidiaries. Managers at all levels are expected to foster the highest standard of ethical conduct and to ensure adherence to company policies and practices and to teach by example the exercise of sound and mature judgment in all business relationships. They are also responsible for maintaining a workplace environment which encourages and supports frank and open communication among employees and with management. Questions as to the requirements of this policy or specific applicable statutes or regulations should be raised with your team leader, supervisor, manager, Division President or Corporate Officer. Any request by an employee (other than a senior executive) for a waiver of any provision of this Code must be in writing and addressed to the employee's Division President or a Corporate Officer. Any request by a senior executive for a waiver of any provision of this Code must be in writing and addressed to CPI's Board of Directors.

Responsibility for compliance with this policy rests with each employee. The unqualified recognition on the part of all employees of this responsibility is fundamental to CPI's compliance program. Conduct not complying with both the letter and the spirit of the requirements set forth in this Code of Legal and Ethical Conduct and other company policies may be grounds for disciplinary action, which in serious cases may include dismissal.

REPORTING VIOLATIONS

If an employee observes possible illegal or unethical behavior or other behavior that is in violation of this Code, it should be reported promptly to any member of management. If necessary, an employee will be provided with access to CPI's outside legal counsel. It is CPI's policy that the employee will not suffer adverse action for honestly raising an ethical or legal concern. Reporting on an anonymous basis is available by calling the CPI Open Line at (650) 846-3200 from an outside line.



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                                                     number        0001
                                                     eff. date     30 Sept. 2003
COMPANY POLICY                                       replaces      12 April 1999
                                                     page          2 of 10
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GENERAL POLICY

CPI's founding tenet and continuing policy is to comply fully with all laws governing it operations, and to honor the highest legal and ethical standards in the conduct of its business. This Code means not only observing the law, but also conducting CPI's business in a manner that identifies CPI as an ethical and law-abiding enterprise, alert to all the responsibilities of good corporate citizenship. The spirit of this Code requires CPI employees to maintain the highest degree of integrity with shareholders, employees, customers, suppliers, local communities, governments at all levels, and the general public. Each section of this Code covers areas in which employees have responsibilities to
CPI:

-  Rules for Business Courtesies

-  Conflicts of Interest

-  Recording and Reporting Information

-  Marketing Guidelines

-  Insider Trading

RULES FOR BUSINESS COURTESIES

The conduct of CPI's employees and consultants in their business relationships with others involves important responsibilities. Friendly relations with organizations with which CPI does business are desirable. Such relationships, however, must be guided by high standards of personal conduct and integrity. Favoritism, preferential treatment, and unethical business practices must be avoided. Employees and consultants must also avoid any conduct that might be misinterpreted by others or that might provide any basis for questioning propriety.

These rules relating to the acceptance or granting of business courtesies, social amenities, gifts, or favors are applicable to all employees and consultants in their relationships with employees and representatives (and their families) of organizations with which CPI has a business relationship. An organization with which CPI "has a business relationship" includes organizations with which CPI competes or does business, and ones which actively seek to do business with CPI. Expenses incurred not meeting the criteria of this company policy are not reimbursable by the Company.

No employee may, directly or indirectly, accept from or provide to any employee or representative of any organization with which CPI has a business relationship any gift or favor other than an ordinary business courtesy or social amenity. Any such courtesy or amenity must not be in violation of any statute or regulation, must not create the appearance of impropriety or improper influence, must only be offered or accepted in the ordinary course of business, and must not be frequent, lavish, or extravagant. No employee may solicit any gift or favor.
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                                                    number    0001
                                                    eff. date 30 Sept. 2003
COMPANY POLICY                                      replaces  12 April 1999
                                                    page      3 of 10
_______________________________________________________________________________


This policy is also applicable to relationships relating to U.S. Government business. However, you must, in addition, comply with the special rules in CPI's Government Business Policy Manual for relationships with employees and representatives of (1) the U.S. Government, (2) U.S. Government prime contractors and higher tier subcontractors, and (3) vendors and subcontractors of CPI under U.S. Government contracts and subcontracts. These rules are based upon strict statutes and regulations. Business courtesies not complying with these rules may be viewed as unlawful by U.S. Government authorities, and may result in penalties and/or cancellation or termination for default of any related U.S. Government contracts.

States have similar statutes which are applicable to state and local government agencies and departments, and their contractors. Many federal, state and local government agencies and departments have adopted standards of conduct with respect to business courtesies. You must comply with these statutes and standards of conduct as well.

Reciprocity is not an exception to Company Policy on offering business courtesies, social amenities, gifts, or favors. Merely because an employee of an organization with which CPI does business provides a business courtesy, social amenity, gift, or favor to you on one occasion does not permit you to provide anything to this employee on another occasion.

Particular care must be exercised where it might appear either that CPI expects something in return, or that an attempt is being made to secure an unfair advantage. This includes situations where the recipient is faced with a pending significant decision affecting the Company, or where the recipient has the ability to directly influence a pending significant decision affecting the Company.


CONFLICTS OF INTEREST

CPI expects its employees to devote their best efforts and attention to the conduct of its business affairs and the performance of their jobs. Employees are expected to use good judgment, to adhere to the highest legal and ethical standards, and to avoid situations that present an actual or potential conflict between the employee's personal interests and CPI's interests. A conflict of interest exists when the employee's personal interest and CPI's interest. A conflict of interest exists when the employee's loyalties or activities are or could be divided between CPI's interests and those of him, her or another business entity. Both the fact and the appearance of a conflict of interest should be avoided.

Any employee who is involved in a transaction, activity or relationship that constitutes or could reasonably constitute a conflict of interest must disclose the matter to his or her manager. Certain situations, as detailed below, require that approval of the activity be obtained upon entering employment with CPI, or prior to engaging in the activity if the employee is already employed with CPI.




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                                                  number        0001
                                                  eff.date      30 Sept. 2003
COMPANY POLICY                                    replaces      12 April 1999
                                                  page          4 of 10
_______________________________________________________________________________

Failure to adhere to the provisions of this policy will result in disciplinary action up to and including termination of employment. When in doubt as to whether a conflict of interest exists or might occur regarding a particular transaction, activity or relationship, the employee should disclose the details to his or her manager, Human Resources Manager, or Division President. Any CPI manager receiving such details concerning a potential conflict of interest shall disclose these details to the Division Human Resources manager and the Division President or to a CPI Corporate Officer. Final approval authority in this matter rests with the Division President or a CPI Corporate Officer, who may elect to consult with outside counsel in complex situations.

The following provisions describe particular conflict of interest situations for which approval by a CPI Division President or Corporate Officer is required. This is intended to be a representative listing only and is neither all-inclusive nor descriptive of all possible conflict of interest situations requiring CPI's approval.

1. Other Employment or Associations

   No employee can accept other employment or consult with another business enterprise that competes with CPI or engages in the sale or purchase of products or services with CPI. Any employee who desires to engage in any outside employment (including self-employment) or consulting must disclose the facts of this work to his or her team leader, supervisor, manager, and Human Resources Manager for approval in advance. It is CPI's policy to withhold permission for consulting or other employment if:

   a. Additional effort or a work schedule is involved with the other employment or consulting that would interfere with or reduce the productivity of the employee's work at CPI in any way.

   b. The other employment is with a competitor or potential competitor of CPI, or with a person or company that could, in any way, be construed as being interested in obtaining or capable of using trade secrets or any information that is proprietary to CPI.

   c. The other employment or consulting involves the selling or leasing of services or of any interest in property or assets of any kind to CPI.

   d.  The employee's association with CPI plays any part in the other activity.

   No employee may accept or retain a directorship of any commercial business enterprise regardless of its business relationship with CPI without the prior notification and approval of CPI's senior management or, where deemed appropriate, CPI's Board of Directors.
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                                                     number        0001
                                                     eff. date     30 Sept. 2003
COMPANY POLICY                                       replaces      12 April 1999
                                                     page          5 of 10
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2. Financial Interests

   Potential conflicts of interest can develop if employees or members of their immediate families have significant financial interests in organizations with which CPI has a business relationship.

   Certain financial interests present such a potential for conflict of interest that they may not be acquired or retained by employees. Other financial interests may be permissible after review by the Company's management.

   To avoid actual or potential conflicts of interest, employees are required to report and obtain prior approval from the employee's Division President or Corporate Officer for the following financial interests:

   a. Ownership or acquisition of the right to acquire more than 1% of any class of securities of any publicly-held company with which CPI has a material business relationship.

   b. Any interest in an organization with which CPI has a business relationship whose securities or other indications of ownership including, for example, partnership or proprietor shares, are not publicly held, whether or not the organization is incorporated.

   c. Any interest in any organization, whether or not publicly held, formed or to be formed by employees who left CPI less than 12 months before the date of acquisition of the financial interest.

   d. Any interest in any transaction to which CPI is a party or which it is planned or proposed that CPI shall become a party.

   e. Any financial interest in a non-publicly held organization that is in competition with CPI.

   The required reports must be made to the employee's Division President or Corporate Officer, as applicable. New employees will be requested to make a report of any of the specified interests prior to the date of employment. Reportable interests that the employee plans to acquire should be reported far enough in advance to allow adequate time for review.

3. Personal Relationships

   Any employee who has a close relationship with someone else (a family member or close personal friend) who has a significant financial or employment relationship with a competitor, customer or supplier of CPI must disclose this information in writing to the employee's Human Resources manager. In such event, CPI may take such action as it deems
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                                                     number        0001
                                                     eff. date     30 Sept. 2003
COMPANY POLICY                                       replaces      12 April 1999
                                                     page          6 of 10
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     appropriate to avoid an actual or potential conflict of interest including, without limitation, reassignment or transfer of the employee.

     No employee may be hired, promoted, transferred or maintained in a position where such aspect of employee's employment may be directly or indirectly influenced by a relative or another employee with whom such employee has a close personal relationship. All supervisor-subordinate relationships must be free of any favoritism or special treatment and must avoid any actual or apparent conflict of interest.

RECORDING AND REPORTING INFORMATION

Employees must record and report all information accurately and honestly. This includes, for example, time records, marketing orders, engineering or test results and financial reports.

One report that many employees use is the expense report. Employees are entitled to reimbursement for reasonable expenses incurred including expenditures for business courtesies, social amenities, gifts, and favors meeting the Rules for Business Courtesies section of this policy. Expenditures must be fully documented and properly accounted for on the books and records of the Company. Expenditures not reimbursable under government contracts (such as entertainment and alcoholic beverages) must be specifically identified. Expense reports require specific names and positions of recipients. The use of such terms as "guest," "customer," or "participant" is not permitted. To submit an expense report for expenses not incurred is dishonest reporting and is prohibited.

Under various laws, such as Securities and Exchange Commission Rules, tax laws or the Foreign Corrupt Practices Act, CPI is required to maintain books and records reflecting the Company's transactions. It is essential that these books and records are accurate. Employees must ensure that they do not make false or misleading statements in financial reports, environmental monitoring reports and other documents submitted to or maintained for government agencies. CPI's employees (including senior management) involved in the preparation of CPI's public filings should ensure that these filings contain full, fair, accurate and understandable disclosure and that they reflect on a timely basis all material information required to be included in such filings.

An employee may not commit CPI to undertake any performance, payment or obligation unless authorized under the appropriate delegation of authority policies. No employee may engage in the use of sideletters or "off-the-books" arrangements. An employee must not enter into transactions with customers, suppliers or other business partners that facilitate improper revenue recognition, expense treatment or accounting improprieties.

To ensure the accuracy and integrity of CPI's books and records, employees must comply with Generally Accepted Accounting Principles (GAAP) and are required to follow those finance policies and procedures as set forth in the CPI Controller's Manual.

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                                                     number        0001
                                                     eff. date     30 Sept. 2003
COMPANY POLICY                                       replaces      12 April 1999
                                                     page          7 of 10
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CPI's Division Managers, Controllers, and accounting and finance managers are responsible for ensuring all financial reports, analyses and other information for external disclosure is accurate, complete and reported per GAAP and company policies and procedures.

Dishonest reporting is strictly prohibited and can lead to civil or even criminal liability for the employee and/or CPI.

PROPRIETARY INFORMATION OF OTHERS

It is CPI's policy to respect the proprietary rights and trade secret information of others. Employees, consultants, agents and representatives must ensure that they do not solicit, obtain or receive any information regarding others in illegal or improper ways. Proprietary and confidential information belonging to third parties which has not been disclosed without restriction may be obtained and/or used only by permission of the owner. Where an employee is uncertain of the application of these rules, he/she should discuss the situation with their manager, and, if appropriate, with outside legal counsel.

Fair Competition
----------------

CPI's policy is to provide the best possible products and services, and to sell them on their merits while avoiding deprecation or criticism of competitors, their products or services. Although truthful description of a competitor's product or service shortcomings is normally acceptable, if such a description is not accurate the competitor may have cause to initiate a legal claim against CPI. An employee must not mislead others with respect to any specific shortcoming by only providing a part of the relevant information. Stressing the advantages of CPI products and services is preferable to criticizing competitors, their products or their services. It is acceptable to compare published current specifications.

Antitrust Constraints
---------------------

All employees must comply with the requirements of Company Policy 0999 "Antitrust". Since a violation of antitrust laws can result in serious legal difficulties, CPI marketing, sales and management personnel must be familiar with the requirements of this company policy. In general, the antitrust laws forbid agreements or understandings of any kind, formal or informal, with competitors or others to fix or control prices, to allocate products, markets or territories, to boycott certain customers or suppliers, or to refrain from or limit the manufacture, sale or production of any product.

In business dealings with outside organizations, remember that a supplier or customer may also be a competitor. Normal sales to, purchasing from, and subcontracts with, competitors are to be expected and are not illegal. Contacts at association meetings, seminars, etc., are proper and need not be avoided, provided that the subject matter discussed is appropriate. However, it is unacceptable and unlawful to discuss or collaborate on such things as prices, plans, production,

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                                                     number                 0001
                                                     eff. date     30 Sept. 2003
COMPANY POLICY                                       replaces      12 April 1999
                                                     page                8 of 10
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or sales territories with competitors. Employees and others representing CPI must be sensitive at all times to even an appearance of such activities.

INSIDER TRADING

CPI's policy prohibits directors, officers and employees from trading on, or improperly disclosing or using "inside" information. Inside information is information known to them through their relationship with or concerning CPI but not known to the investing public. This policy is intended to protect the reputation of CPI and its personnel and to help guard them from legal liability.

ANYONE IN DOUBT ABOUT THE APPLICATION OF THIS POLICY MUST SEEK GUIDANCE BEFORE PROCEEDING.

1.   The Basic Rule: No Trading on Inside Information

     Although CPI does not currently have any publicly traded common stock, it does have publicly traded debt (Senior Subordinated Notes) and publicly traded Senior Preferred Stock. Directors, officers and employees shall not trade in any of these outstanding issues while in possession of material, non-public information relating to CPI.

     These constraints also apply (1) to family members and others living in the same household, and (2) to accounts that are controlled or subject to the influence of any CPI director, officer or employee, his or her family members, or others in his or her household.

     Non-public information is "material" if it could reasonably be expected to affect the price of a company's stocks, bonds or other securities. Some common examples are material changes in estimates of future company earnings; a proposed merger, acquisition, or joint venture; sale of significant assets; changes in senior management; significant new products or discoveries; impending liquidity problems; stock offerings or repurchases by the company; substantial increases or decreases in dividends; significant expansion or curtailment of operations; or the gain or loss of a substantial customer or supplier. This list is not intended to be exhaustive.

2.   Disclosure of Non-Public Information Is Prohibited

     CPI personnel are prohibited from disclosing to anyone inside or outside the Company any confidential, non-public information, including technical, proprietary, or business-sensitive information obtained at or through CPI, except on a need-to-know basis and where there is no reason to believe that the information will be misused or improperly disclosed.

     This prohibition applies to all confidential, non-public technical, proprietary or business-sensitive information, whether or not it is "material."
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                                                     number        0001
                                                     eff. date     30 Sept. 2003
COMPANY POLICY                                       replaces      12 April 1999
                                                     page          9 of 10
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3.   Blackout Periods Regarding CPI Securities

     All Directors, Officers, Division Presidents, and other employees who have access to or assist in compiling company financial data, shall refrain from trading in CPI securities for four periods each year. Each period begins with the last business day of each fiscal quarter and ends two (2) business days after CPI makes public its quarterly operational results. In addition, other "blackout periods" may be imposed depending on particular circumstances.

     Specific exceptions may be made when the applicant does not possess material, non-public information, personal circumstances warrant the exception, and the exception would not otherwise contravene the law or the purpose of this policy. Any request for an exception shall be directed to the Chief Financial Officer.

4.   Trading After Public Announcements

     Personnel privy to material information concerning CPI which is the subject of a public announcement shall refrain from trading in CPI securities for a period of two (2) business days after the information is made public so as to allow time for the investing public to receive and absorb it.







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                                                     number        0001
                                                     eff. date     30 Sept. 2003
COMPANY POLICY                                       replaces      12 April 1999
                                                     page          10 of 10
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                CERTIFICATION OF COMPLIANCE WITH POLICY ON LEGAL
                              AND ETHICAL CONDUCT

It is CPI's policy that all exempt employees, plus all management, supervisors, sales, marketing, procurement and service employees whose positions bring them in frequent contact with customers or suppliers ("Employees Requiring Certification"), comply with company policy and government business guidance documents. Certain policies and practices require legal and ethical standards, which are of overriding importance in the conduct of the company's business.

To communicate and ensure the application of these ethical and legal standards, all Employees Requiring Certification must certify that they have read and are familiar with these key policies. They must also certify that they understand these policies contain mandatory legal and ethical standards and practices to be followed in conducting the company's business.

Each Corporate Officer, Division President, Controller, Division Marketing Manager, International and Domestic Field Sales Manager and others designated by the Chief Executive Officer (CEO) must provide:

- Company Form 1906 annually.

- Division certification forms will be kept in a separate file in the Division's Human Resources Office. In the case of Corporate Officers, certification forms will be kept in a separate file in the Corporate Headquarters Office.

All Employees Requiring Certification must provide:

- Company Form 1909 annually. Individuals newly hired or promoted to exempt positions must provide this certification within ten (10) working days of their start date.

- These certification forms are retained in the employee's personnel file in the appropriate Human Resources Office.

Managers and supervisors must review Company Policies and expectations on business conduct with newly hired or promoted Employees Requiring Certification during the initial orientation or evaluation time period, and periodically, as work assignments or job duties change.